SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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       Date of Report (Date of earliest event reported): December 19, 2003


                                  CHATTEM, INC.
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             (Exact name of registrant as specified in its charter)


       Tennessee                        0-5905                     62-0156300
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(State of incorporation)         (Commission File No.)        (IRS Employer
                                                             Identification No.)



               1715 West 38th Street, Chattanooga, Tennessee 37409
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          (Address of principal executive offices, including zip code)



                                 (423) 821-4571
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events and Regulation FD Disclosure.
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         On December 19, 2003, Chattem, Inc. (the "Company"), a marketer and manufacturer of branded consumer products, announced that the Company and The Delaco Company, successor by merger to Thompson Medical Company, Inc. and the company from which the Company acquired the Dexatrim(R) brand in 1998, have entered into a memorandum of understanding with the Plaintiffs' Steering Committee (PSC) in In re Phenylpropanolamine (PPA) Products Liability Litigation, MDL 1407, pending before the United States District Court for the Western District of Washington. The memorandum of understanding memorializes certain settlement terms concerning products liability lawsuits relating to Dexatrim containing PPA.

         The memorandum of understanding contemplates that the Company will commence a national class action settlement of all PPA claims in the first quarter of 2004. The Company will then seek final approval of the settlement at a fairness hearing on the settlement terms. Claims would be settled in the class action pursuant to an agreed upon settlement matrix that is designed to evaluate and place settlement values on cases. If the class settlement is approved, it is expected that a judgment will be entered and the Company will pay the finally determined amount of the settlement into a settlement trust fund. The Company will then publish notice of the final settlement and details on how plaintiffs can submit claims and the deadlines for making such claims. If the Company is able to complete a final settlement agreement and successfully obtain approval from the court in each of the foregoing steps, which it presently believes it will be able to do, it is expected that final approval of the class settlement and funding of the settlement will occur in mid-2004.

         Based upon the memorandum of understanding and the settlement matrix, MDL Judge Barbara J. Rothstein has entered a stay of discovery in all federal court Dexatrim PPA cases to allow the PSC and the Company to negotiate a final settlement agreement and for the Company to then file its class action settlement. The Company will seek a similar stay in state court cases. Approximately 70% of the Company's cases are included in the MDL. Judge Rothstein ordered that the Dexatrim Case Scoring System and Matrix remain confidential until a final settlement agreement is entered.

         The Company believes it can fund its total commitment to the settlement for all cases to be settled under the terms of the settlement matrix from its product liability insurance and cash on hand. The Company had approximately $26 million in cash at the end of its 2003 fiscal year. As discussed below, the Company currently has available approximately $60 million of product liability insurance. The Company believes that the settlement will include a substantial majority of the claims by users of Dexatrim products containing PPA, but that some claims may elect to "opt out" of the settlement.

         If the settlement is completed, based on the proposed settlement matrix and information currently known to the Company about the number and characteristics of the pending cases, the Company estimates that it will record a charge of approximately $20-$25 million, or $12.8-$16.5 million (approximately $.66-$.83 per share) net of taxes, for all settlement costs, administrative expenses and costs of defense related to resolving the Dexatrim litigation during fiscal 2004.

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         The Company also announced that it has reached a preliminary agreement with Kemper Indemnity Insurance Company ("Kemper") to settle Kemper's lawsuit that sought to rescind its policy for $50 million of excess coverage for product liability claims. After giving effect to the settlement with Kemper, the Company will have available through its first three layers of coverage approximately $60 million of the $77 million of product liability coverage provided by these policies. The $60 million of available funds consists of $37.5 million of insurance under the Kemper policy and approximately $22.5 million under policies with two other insurance companies. The Company continues to aggressively defend the action brought by Interstate Fire & Casualty Company ("Interstate") to rescind its $25 million of excess coverage for product liability and pursue its available remedies at law against Interstate. The Interstate policy is excess of the product liability insurance available from Kemper and two other insurance companies. In the event the $60 million of insurance funds are exhausted under the settlement, coverage under the Interstate policy would not be available until the Company has paid the $17 million difference up to $77 million.

         Since the terms of the preliminary settlement in the Dexatrim litigation are not final or binding, there are no assurances that the Company will be able to reach a final settlement or that if a final settlement is reached that the terms will be approved by the court. If the settlement is approved, the Company believes that some claims will "opt out" of any class settlement and will continue to pursue claims for damages against the Company in separate lawsuits. The Company cannot estimate at this time how many claims will opt out or whether such claims will result in significant additional liability for the Company. To the extent the number of opt outs are deemed excessive relative to the total number of claims, as determined by the final settlement agreement, the Company reserves the right to terminate the settlement. The Company will utilize a substantial portion of its available product liability insurance coverage and certain of its cash on hand in funding the settlement. Consequently, if the Company is required to fund significant other liabilities beyond the settlement, either as a result of litigation or otherwise, the Company will have significantly fewer sources of funds with which to satisfy such liabilities.

         Separately, the Company announced preliminary results for its fourth quarter of fiscal 2003, which ended November 30, 2003. For the fourth quarter, the Company expects that earning per share will be in the upper end of the forecasted range of $.21 to $.23 and that total revenues will be at the upper end of the previously forecasted range of $51 - 53 million. The Company expects to announce complete results for the fourth quarter and fiscal 2003 on January 22, 2004.

         Finally, the Company announced the launch of the Icy Hot(R) Sleeve, a flexible material product with patent pending that uses mild compression to deliver Icy Hot medicine to flexible joints such as knees, elbows, wrists, and ankles. This product, which will ship in April 2004 and has received excellent early reception from several major accounts, will be supported by a major advertising and promotion campaign featuring basketball star, Shaquille O'Neal. The Company also stated that it has achieved excellent distribution of its previously announced new product launches, including the Dexatrim All-in-One bar, Selsun Blue(R) Conditioner, Pamprin(R) All Day, Phisoderm(R) Self Heating Masque and Astringent, and Gold Bond(R) Foot Cream.

         This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures. The statements are based on management's current beliefs and assumptions about expectations, estimates, strategies and projections. These statements are not guarantees of future performance or results and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward looking statements.





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                                   SIGNATURES
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 19, 2003                CHATTEM, INC.

                                 By:_________________________________
                                    A. Alexander Taylor II
                                    President and Chief Operating Officer